Exhibit 3.3

    STATE OF DELAWARE
   DEPARTMENT OF STATE
 DIVISION OF CORPORATIONS
FILED 03:32 PM 05/09/2003
   030303032 - 3656852

                              CERTIFICATE OF TRUST
                                       OF
                          PSEG POWER CAPITAL TRUST III

      THIS CERTIFICATE OF TRUST of PSEG Power Capital Trust III (the "Trust"), dated as of May 9, 2003, is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C.ss.3801, et seq.) (the "Act").

      (i) Name. The name of the statutory trust being formed hereby is PSEG Power Capital Trust III.

      (ii) Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are The Bank of New York (Delaware), Route 273, White Clay Center, Newark, Delaware 19711.

      (iii) Counterparts. This Certificate of Trust may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

      (iv) Effective Date. This Certificate of Trust shall be effective as of its filing with the Secretary of State of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written in accordance with Section 3811(a) of the Act.

                                            THE BANK OF NEW YORK
                                            as Trustee

                                            By: /s/ Marie E. Trimboli
                                                --------------------------------
                                                Name: Marie E. Trimboli
                                                Title: Assistant Vice President

                                            THE BANK OF NEW YORK (DELAWARE)
                                            as Trustee

                                            By: /s/ Michael Santino
                                                --------------------------------
                                                Name: Michael Santino
                                                Title: Senior Vice President

                                            MARK G. KAHRER, as Trustee

                                            /s/ Mark G. Kahrer
                                            ------------------------------------